EXHIBIT 99.1

East West Bancorp, Inc. Corporate Office 135 N. Los Robles Ave., 7th Floor Pasadena, California 91101

FOR FURTHER INFORMATION AT THE COMPANY:

Tom Tolda	Emily Wang
Chief Financial Officer	Media Relations
626.768.6788	626.768.6266 (office); 626.825.0890 (cell)
tom.tolda@eastwestbank.com	emily.wang@eastwestbank.com

EAST WEST BANK ACQUIRES THE BANKING OPERATIONS

OF SAN FRANCISCO, CALIFORNIA BASED

UNITED COMMERCIAL BANK

•	All United Commercial Bank Deposits Protected in Transaction

•	East West Completes $500 Million Capital Raise

Pasadena, CA – November 6, 2009 – East West Bancorp, Inc. (Nasdaq: EWBC), parent company of East West Bank, announced today that it has acquired the banking operations of San Francisco, California based United Commercial Bank (UCB) in a Federal Deposit Insurance Corporation (FDIC) assisted transaction. Under the terms of the transaction, East West will receive $10.4 billion in assets, including $7.7 billion in loans, and assume $9.2 billion in liabilities, including $6.5 billion in deposits of UCB. The FDIC and East West have entered into a loss sharing agreement covering substantially all acquired loans.

This strategically compelling and financially attractive transaction creates the second largest independent bank headquartered in California and the largest bank in the nation focused on serving the Asian American community. East West Bank, now over $19 billion in assets, operates 137 branches worldwide, including 112 branches in California and 21 branches in key markets across the country, including New York, Atlanta, Boston, Houston, and Seattle. East West operates four full-service branches in Greater China, including two branches in Hong Kong, and branches in Shanghai and Shantou. The bank also has representative offices in Beijing, Guangzhou, Shanghai and Shenzhen, China, and Taipei, Taiwan. The Shanghai, China, subsidiary of United Commercial (UCB-China), was also part of today’s transaction. The agreement between the FDIC and East West Bank will not affect the normal business operation of UCB-China. East West Bank will extend support to UCB-China where necessary.

“This is a transformational event for both institutions and represents an exciting growth opportunity for East West,” said Dominic Ng, Chairman, President and Chief Executive Officer of East West. “East West and UCB share a rich cultural heritage. For East West, the transaction strengthens our presence in key markets throughout the U.S. and Asia and is another important milestone in realizing our vision to be recognized as the premier bridge between East and West,” continued Ng.

East West also announced the completion of a $500 million capital raise through the private placement of 18.2 million shares of common stock, priced at $9.04 per share, equivalent to $165 million and the issuance of 335,047 shares of Mandatory Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series C (Series C Preferred Stock) totaling $335 million. The new capital came predominantly from existing shareholders of the company. No individual investor has total ownership of the Company that exceeds 9.9%.

The Common Stock was issued at $9.04 per share, the 30 day average closing price as of Oct 30, 2009. The Series C Preferred Stock will convert into shares of the Company’s common stock at the conversion price of $9.04 per share after the Company has received stockholder approval to permit such conversion. The Company intends to seek such approval before year-end 2009.

“With the acquisition of the operations of UCB through an FDIC assisted transaction, East West has substantially increased its asset size from $12.5 billion to approximately $19 billion with minimal credit risk on the acquired loan portfolio as a result of the loss sharing agreement. The $500 million in capital raised along with the FDIC loss sharing protection on the acquired loan portfolio positions East West with industry leading, fortress-like capital that further cements the safety and security of East West for all our customers. This capital will also serve our shareholders very well as it will accelerate the timing of our return to substantial profitability in 2010 and will support the Bank’s continued growth into the future,” said Ng.

All UCB branches will reopen as branches of East West Bank under normal business hours – on Saturday for branches that operate on the weekend, and on Monday for branches that operate Monday through Friday. Depositors can continue to access their money by writing checks or using ATM or debit cards. All outstanding checks will be processed as usual, and customers can continue using their UCB checks. Loan customers should continue to make their payments as they always have.

“We welcome UCB’s customers and employees to the East West Bank family,” said Ng. “All customers can rest assured that all of their deposits are safe and accessible, continue to be covered under the FDIC insurance program, and are now backed by the security and strength of East West Bank. For our new UCB customers, it’s business as usual and there will be no interruption in service. In the months ahead, we look forward to offering all of our customers a wider array of financial products and services, and an expanded branch and ATM network,” Ng concluded.

About East West

East West Bancorp (Nasdaq: EWBC) is a publicly owned company with over $19 billion in assets. The Company’s wholly owned subsidiary, FDIC-insured East West Bank, is the second largest bank headquartered in California and the largest bank in the nation focused on serving the Asian American community. East West Bank has 137 branches, including 112 branches in California, nine branches in New York, five branches in metropolitan Atlanta, three branches in Massachusetts, two branches in Houston, and two branches in Seattle. East West Bank has four full-service branches in Greater China, including two branches in Hong Kong, one branch in Shanghai, and one branch in Shantou. The Bank also has representative offices in Beijing, Guangzhou, Shanghai and Shenzhen, China, and Taipei, Taiwan. For more information on East West Bancorp and East West Bank, visit the Company’s website at www.eastwestbank.com.

Deutsche Bank Securities served as Financial Advisor and Placement Agent to East West on the transaction, Simpson Thacher & Bartlett and Manatt Phelps & Phillips acted as legal advisors. The Secura Group of LECG acted as merger and due diligence advisor.

Forward-Looking Statements

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and accordingly, the cautionary statements contained in East West Bancorp’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 (See Item I — Business, and Item 7 — Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. These factors include, but are not limited to: the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; EWBC’s ability to efficiently incorporate acquisitions into its operations; the ability of borrowers to perform as required under the terms of their loans; effect of additional provisions for loan losses; effect of any goodwill impairment, the ability of EWBC and its subsidiaries to increase its customer base; the effect of regulatory and legislative action, including California tax legislation and an announcement by the state’s Franchise Tax Board regarding the taxation of Registered Investment Companies; risks inherent in possible acquisitions and FDIC-assisted transactions; and regional and general economic conditions. Actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. East West expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Bank’s expectations of results or any change in event.